UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2014, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of four Class III directors to serve until the 2017 annual meeting of stockholders and their successors have been elected and qualified, (ii) an advisory (non-binding) proposal to approve the Company’s executive compensation, (iii) an advisory (non-binding) proposal to vote on the frequency of future advisory votes on executive compensation, and (iv) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

The stockholders elected all four Class III director nominees, approved the advisory (non-binding) proposal to approve the Company’s executive compensation, stated a preference of every year for the frequency of future advisory votes on executive compensation, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The number of votes casted for and against, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Four Class III Directors

Name	For	Against	Abstain	Broker Non-Votes
Nelson Chung	60,822,718	410,053	44,247	10,586,188
Felix S. Fernandez	60,812,743	406,089	58,186	10,586,188
Patrick S.D. Lee	57,323,761	3,909,010	44,247	10,586,188
Ting Y. Liu	56,157,000	5,075,104	44,913	10,586,189

Advisory (Non-Binding) Proposal to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
60,211,431	889,457	176,128	10,586,190

Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Our Executive Compensation

Every Year	Every Other Year	Every Three Years	Abstain	Broker Non-Votes
52,935,166	328,884	7,666,173	346,793	10,586,190

In accordance with the results for this item, the Company’s Board of Directors has determined to hold an advisory vote on executive compensation every year until the next required vote on the frequency of such advisory vote, which will be at the annual meeting of stockholders in 2020.

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2014 Fiscal Year

For	Against	Abstain	Broker Non-Votes
71,304,073	397,269	161,862	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen Executive Vice President and Chief Financial Officer